                                                                    EXHIBIT 21.1


Listing of Subsidiaries of Ascent Energy Inc.:


Name                                           Jurisdiction
----                                           ------------
Pontotoc Acquisition Corp.                        Nevada

Pontotoc Production Company, Inc.                 Texas

Pontotoc Holdings, Inc.                           Oklahoma

Oklahoma Basic Economy Corporation                Oklahoma

Pontotoc Gathering L.L.C.                         Oklahoma